Exhibit 99.1

Intermolecular Announces Second Quarter 2016 Financial Results

SAN JOSE, Calif., August 4, 2016 — Intermolecular, Inc. (NASDAQ: IMI) today reported results for its second quarter of fiscal 2016 ended June 30, 2016.

Results Highlights:

•	Second quarter revenue of $11.7 million, 7% year-over-year growth, 39% year-over-year program revenue growth

•	Total cash and investments remained strong at $34.2 million

Second Quarter Fiscal 2016 Results

Revenue for the second quarter of 2016 was $11.7 million, up 7% compared to $11.0 million in the same period a year ago. Program revenue grew significantly to $10.0 million, up 39% from the $7.3 million recorded in the second quarter of 2015. Licensing and royalty revenue declined to $1.7 million in the quarter, compared to $3.7 million in the second quarter of the prior year.

GAAP net loss for the second quarter was $(4.0) million, or $(0.08) per share, compared to a net loss of $(5.7) million, or $(0.12) per share, for the second quarter of 2015.

Non-GAAP net loss for the second quarter was $(3.1) million, or $(0.06) per share compared to a non-GAAP net loss of $(3.9) million, or $(0.08) per share in the second quarter of 2015.

“The company continues its progress in building a strong base for future growth and profitability. We are building excellent customer relationships while working on expanding our market base both within and outside of semiconductors,” said Bruce McWilliams, Executive Chairman. “As we continue to roll out our IMI Lab services to a broader market, we expect to build a strong and steady pipeline of customers. To accelerate this growth, we announced earlier today that Chris Kramer is joining our team as our new President and Chief Executive Officer. Chris’ wealth of knowledge and experience in semiconductor materials makes him the right leader to accelerate the growth of our core business.”

Outlook for Third Quarter 2016

“Our third quarter guidance is not where we would like it to be, as we are being impacted by market conditions in the semiconductor memory space where customers have pushed out business, but the company believes it should come back in future quarters,” McWilliams said. “We are committed to improving this as rapidly as possible, and Chris’ addition as our new CEO will be a tremendous boost to rolling out our IMI Lab services to a broader market, while I focus on strategic initiatives and diversification of our business. We have the right team in place to drive the future growth of our business and fully capitalize on our outstanding technology platform and our materials expertise.”

The following statements are based on current expectations for the third quarter of 2016. The Company does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Intermolecular projects revenue in the range of $9.5 million to $10.0 million.

•	GAAP net loss is projected between $(6.0) million and $(7.0) million, or between $(0.12) to $(0.14) per share, on approximately 49.5 million shares outstanding

•	Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(5.0) million and $(6.0) million, or between $(0.10) to $(0.12) per share, on approximately 49.5 million shares outstanding

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” below.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Bruce McWilliams, executive chairman, Chris Kramer, president and chief executive officer, and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com or follow on Twitter at @IMIMaterials.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled “Risk Factors.” All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular’s core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Program revenue	$10,052	$7,251	$22,013	$14,349
Licensing and royalty revenue	1,677	3,743	4,234	6,490

Total revenue	11,729	10,994	26,247	20,839
Cost of revenue	4,132	4,620	8,928	10,107

Gross profit	7,597	6,374	17,319	10,732
Operating expenses:
Research and development	6,924	7,160	13,828	13,660
Sales and marketing	2,130	1,587	4,074	2,896
General and administrative	2,669	3,186	5,269	6,596

Total operating expenses	11,723	11,933	23,171	23,152
Operating loss	(4,126)	(5,559)	(5,852)	(12,420)
Interest income (expense), net	40	(121)	72	(255)
Other income, net	99	2	115	7

Loss before provision for income taxes	(3,987)	(5,678)	(5,665)	(12,668)
Income tax provision	1	2	4	5

Net loss	$(3,988)	$(5,680)	$(5,669)	$(12,673)
Basic and diluted net loss per share	$(0.08)	$(0.12)	$(0.11)	$(0.27)

Shares used in basic and diluted net loss per share	49,448	47,935	49,317	47,768

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of June 30, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$16,356	$11,676
Short-term marketable securities	15,526	23,656

Total cash, cash equivalents and short-term marketable securities	31,882	35,332
Accounts receivable, net	4,770	6,114
Prepaid expenses and other current assets	1,235	1,608

Total current assets	37,887	43,054
Long-term marketable securities	2,302	—
Materials inventory	3,365	4,413
Property and equipment, net	14,385	15,735
Intangible assets, net	5,573	5,969
Other assets	514	506

Total assets	$64,026	$69,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$786	$848
Accrued compensation and employee benefits	2,303	4,416
Deferred revenue	2,457	2,595
Accrued liabilities	1,965	2,385

Total current liabilities	7,511	10,244
Other long-term liabilities	3,292	3,334

Total liabilities	10,803	13,578
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	211,735	208,972
Accumulated other comprehensive income (loss)	5	(24)
Accumulated deficit	(158,567)	(152,898)

Total stockholders’ equity	53,223	56,099

Total liabilities and stockholders’ equity	$64,026	$69,677

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(5,669)	$(12,673)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	3,823	5,240
Stock-based compensation	2,049	3,643
Gain on disposal of property and equipment	(19)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	404	(311)
Material inventory	426	585
Accounts receivable	1,343	(735)
Accounts payable	(211)	144
Accrued and other liabilities	(1,888)	1,925
Deferred revenue	(137)	(1,784)

Net cash (used in) provided by operating activities	121	(3,966)

Cash flows from investing activities:
Purchase of investments	(13,262)	(31,047)
Redemption of investments	18,916	29,753
Purchase of property and equipment	(1,786)	(1,299)
Proceeds from sale of equipment	22	—
Capitalized intangible assets	(45)	(435)

Net cash (used in) provided by investing activities	3,845	(3,028)

Cash flows from financing activities:
Payment of debt	—	(1,000)
Proceeds from exercise of common stock options	714	605

Net cash (used in) provided by financing activities	714	(395)

Net increase (decrease) in cash and cash equivalents	4,680	(7,389)
Cash and cash equivalents at beginning of period	11,676	21,765

Cash and cash equivalents at end of period	$16,356	$14,376

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP cost of net revenue	$4,132	$4,620	$8,928	$10,107
Stock-based compensation expense (a)	(101)	(312)	(306)	(784)

Non-GAAP cost of net revenue	$4,031	$4,308	$8,622	$9,323

GAAP gross profit	$7,597	$6,374	$17,319	$10,732
Stock-based compensation expense (a)	101	312	306	784

Non-GAAP gross profit	$7,698	$6,686	$17,625	$11,516

As a percentage of net revenue:
GAAP gross margin	64.8%	58.0%	66.0%	51.5%

Non-GAAP gross margin	65.6%	60.8%	67.2%	55.3%

GAAP operating loss	$(4,126)	$(5,559)	$(5,852)	$(12,420)
Stock-based compensation expense (a):
- Cost of net revenue	101	312	306	784
- Research and development	207	511	536	1,018
- Sales and marketing	247	312	390	523
- General and administrative	373	612	817	1,318

Non-GAAP operating loss	$(3,198)	$(3,812)	$(3,803)	$(8,777)

GAAP net loss	$(3,988)	$(5,680)	$(5,669)	$(12,673)
Stock-based compensation expense (a)	928	1,747	2,049	3,643

Non-GAAP net loss	$(3,060)	$(3,933)	$(3,620)	$(9,030)

Shares used in computing GAAP basic and diluted earnings per share	49,448	47,935	49,317	47,768
GAAP earnings per share:
Basic and diluted net loss per common share	$(0.08)	$(0.12)	$(0.11)	$(0.27)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,448	47,935	49,317	47,768
Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.06)	$(0.08)	$(0.07)	$(0.19)

(a)	Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

Intermolecular, Inc.

Third Quarter 2016 Outlook

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share amounts, Unaudited)

GAAP net loss range	$(6,000) - $(7,000)
Stock-based compensation	$1,000

Non-GAAP net loss range	$(5,000) - $(6,000)

GAAP and Non-GAAP diluted shares	49,500
GAAP net loss per share range	$(0.12) - $(0.14)
Non-GAAP net loss per share range	$(0.10) - $(0.12)

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430